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                                                                     EXHIBIT 1.1


                              4,100,000 SHARES(1)


                         TELEBANC FINANCIAL CORPORATION


                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                                 JULY ____, 1998


BANCAMERICA ROBERTSON STEPHENS
CIBC OPPENHEIMER CORP.
LEGG MASON WOOD WALKER, INCORPORATED
As Representatives of the several Underwriters
c/o BancAmerica Robertson Stephens
555 California Street
Suite 2600
San Francisco, California  94104


Ladies and Gentlemen:

           TELEBANC FINANCIAL CORPORATION, a Delaware corporation (the "Company"), addresses you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters" and each an "Underwriter") and hereby confirms its agreement with the several Underwriters as follows:

1. Description of Shares. The Company proposes to issue and sell 4,100,000 shares of its authorized and unissued common stock, par value $0.01 per share, to the several Underwriters (the "Firm Shares"). The Company also proposes to grant to the Underwriters an option to purchase up to 615,000 additional shares of the Company's common stock, par value $0.01 per share (the "Option Shares"), as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All common stock, par value $0.01 per share,





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of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares, is hereinafter referred to as "Common Stock."

--------
(1) Plus an option to purchase up to 615,000 additional shares from the Company to cover over-allotments, if any.


2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with each Underwriter that:

(a) A registration statement on Form S-2 (File No. 333-52871) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus subject to completion (the "Preliminary Prospectuses"), including all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to you.

If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations, pursuant to subparagraph (1), (3), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434





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of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); provided, however, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement.

(b) To the Company's knowledge, the Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or instituted proceedings for that purpose. As of its date, each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any





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amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph
(b) shall apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by any Underwriter specifically for use in the preparation thereof.

(c) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, earnings, operations, assets or business of the Company and its Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect"); to the Company's knowledge no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company and each Subsidiary is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities, all of which are valid and in full force and effect, except where such failure to possess, operate in compliance with, or maintain such authorizations, licenses, certificates, consents, orders and permits would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or its respective properties may be bound, except where the failure to so comply would not have a Material Adverse Effect; and neither the Company nor any Subsidiary is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or over their respective properties which violation could be reasonably expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than TeleBank, a federally chartered savings bank ("TeleBank"), TeleBanc Capital Trust I, TeleBanc Capital Trust II, TeleBanc Capital Markets, Inc., TeleBanc Insurance Services, Inc., TeleBanc Servicing Corporation, TBK Acquisition Corp. ("Acquisition Corp."), AGT Mortgage Services, LLC (which is inactive), AG Arbor Management, L.L.C., and AGT PRA LLC (the entities referred to in this Section 2(c)(i) may each be referred to hereinafter individually as a "Subsidiary" and collectively as "Subsidiaries").





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Notwithstanding the fact that AGT Mortgage Services, LLC, AG Arbor Management,
LLC and AGT PRA LLC (collectively, the "Excepted Entities") are included within the definition of "Subsidiaries" hereunder, the Underwriters hereby acknowledge the assertion of the Company that, because it does not, directly or indirectly, beneficially own more than 50% of the outstanding membership or other interests of any of such Excepted Entities, the Company does not control the Excepted Entities.

(ii) The Company is a registered savings and loan holding company under the Home Owners' Loan Act ("HOLA").

(iii) Each Subsidiary has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or business trust, as applicable, in good standing under the laws of the State of Delaware, has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus (or, if not so described, as currently conducted), except to the extent that AGT Mortgage Services, LLC has adopted a unanimous written consent to cease operations in July 1997, and is duly qualified as a foreign corporation, limited liability company or business trust, as applicable, to transact business and is in good standing in each jurisdiction where such qualification or good standing is necessary or to the extent not so qualified or not in good standing, where the failure to obtain such qualification or to be in good standing would not have a Material Adverse Effect; to the Company's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except to the extent that AGT Mortgage Services, LLC has adopted a unanimous written consent to cease operations in July 1997; the activities of the Subsidiaries of TeleBank are permitted to subsidiaries of a federally chartered savings bank under applicable law, including the rules and regulations of the Office of Thrift Supervision set forth in Chapter V of Title 12 of the Code of Federal Regulations; all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other Subsidiaries, by the Company; all of the common interests of each Subsidiary that is a business trust have been duly authorized and validly issued, and are fully paid and nonassessable and are owned by the Company; all of the outstanding membership or other interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued and are fully paid and nonassessable, and the Company, through other Subsidiaries, owns 50% of the outstanding membership or other interests of each Subsidiary that is a limited liability company; all of the issued and outstanding capital stock or membership or other interests, as the case may be, of each Subsidiary owned by the Company, directly or through other Subsidiaries, is or are free and clear of any and all pledges, liens, security interests, encumbrances, claims and equitable interests (collectively, "Liens"); other than the Company's ownership interests in the Subsidiaries, any Subsidiary's ownership of another Subsidiary, and the Company's indirect ownership of membership interests in Portfolio Recovery Associates, L.L.C., a Delaware limited liability company, the Company does not own, directly or through Subsidiaries, more than one-half of 1% of the outstanding capital, membership or other interests of any corporation, limited liability company, trust, limited partnership, association or other organization; and neither the Company nor any Subsidiary is a partner in any general partnership, a party to any joint venture or a general partner





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in any limited partnership.

(d) The Company has all requisite right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties may be bound, (ii) the charter, including certificates of designations, or bylaws of the Company or of any Subsidiary, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over its properties if any such breach or violation would result in a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of which requirements have been satisfied in all material respects, or under state or other securities laws.

(e) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company or any Subsidiary, or any of their respective directors, officers or properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over their respective directors, officers or properties or otherwise which, if adversely determined, (i) would or would be reasonably likely to result in a Material Adverse Effect, (ii) would or would be reasonably likely to prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any Subsidiary required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

(f) All outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all federal and state securities laws, was not issued in violation of or subject to any preemptive rights or other rights to subscribe





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for or purchase securities, and the Company's authorized and outstanding capital stock is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, reservations, agreements or employee benefit plans referred to in the Prospectus, and the exercise of convertible securities, warrants and options referred to in the Prospectus) and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements fairly reflect in all material respects state the substance of the instruments defining the capitalization of the Company); the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any Liens and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof. No further approval or authorization of any stockholder, the Company's Board of Directors or others is required for the issuance and sale or transfer of the Shares except as may be required under state or other securities laws. Except as disclosed in the Prospectus and the Company's financial statements, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, its capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(g) (i) The Company is a party to an Agreement and Plan of Merger dated as of January 14, 1998, as amended on May 29, 1998, with Direct Financial Corporation, a New Jersey corporation ("Direct"), and Acquisition Corp., which provides for, among other things, the Company's acquisition of Direct through
(a) the merger of Acquisition Corp. with and into Direct, with Direct being the surviving corporation, and (b) immediately upon consummation of such merger, the merger of Direct's wholly owned subsidiary Premium Bank, F.S.B. ("Premium"), with and into TeleBank, with TeleBank being the surviving bank (the "Merger Agreement").

(ii) The Merger Agreement is in full force and effect, and neither the Company, Acquisition Corp., nor, to the Company's knowledge, Direct is in breach of any representation, warranty, covenant, agreement, obligation or condition therein or in any agreement or other document ancillary thereto, and no waiver has been granted in respect of any of such above-mentioned representations, warranties, covenants, agreements, obligations and conditions;

(iii) None of the conditions precedent to the obligations of the Company or Direct to effect the merger of Direct into the Company and of Premium into TeleBanc under the Merger Agreement, including those set forth in Article V of the Merger Agreement, have been waived by either the Company or Direct, and currently the Company has no expectation or reasonable basis to expect that





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any such waiver will be necessary to effect such mergers, as contemplated by the Merger Agreement.

(h) Arthur Anderson LLP, which has examined the consolidated financial statements of the Company, together with the related schedules and notes, as of December 31, 1996 and 1997 and for each of the three years ended December 31, 1997 and the supplemental financial statements of the Company, together with the related schedules and notes, as of December 31, 1996 and 1997 and each of the three years ended December 31, 1997, which have been delivered to the Underwriters, and in the case of such statements relating to the Company which have been filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations; the audited consolidated financial statements of the Company together with the related schedules and notes, and the unaudited consolidated financial information regarding the Company, delivered to the Underwriters, and in the case of the audited and unaudited financial statements and related schedules and notes relating to the Company forming part of the Registration Statement, and the Prospectus, fairly present in all material respects the consolidated financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information regarding the Company, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. (For purposes of this subparagraph (h), all references to the Company shall be deemed to include the Subsidiaries.) The selected and summary financial and statistical data included in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement pursuant to the Act and the Rules and Regulations.

(i) Since March 31, 1998, or such later dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed in the Prospectus, there has not been (i) any material adverse change in the financial condition, earnings, operations or business of the Company, (ii) any transaction in respect of the Company or any Subsidiary that is material to the Company except transactions entered into in the ordinary course of business and the obligations associated with the Company's issuance of TCT II Junior Subordinated Debentures (as defined in the Registration Statement and Prospectus), as disclosed in the registration statement on Form S-2 (File No. 333-53689) as filed with the Commission to register capital securities, Series A, to be issued by TeleBanc Capital Trust II, (iii) any obligation, direct or contingent, that is material to the Company incurred by the Company or any Subsidiary except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than the 100% stock dividend paid on June 22, 1998 to holders of record as of June 11, 1998 of Common Stock or the special dividend paid or payable in Common Stock to the holders of preferred stock of the Company immediately prior to the public offering of the Firm Shares, or, (vi) any loss or damage (whether or not insured)





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to the property of the Company or any Subsidiary which has had or is reasonably likely to have a Material Adverse Effect.

(j) Except as set forth in the Registration Statement and the Prospectus (i) the Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of any Lien other than capital lease obligations, purchase money security interests and other Liens that would not have a Material Adverse Effect, (ii) the agreements to which the Company, or a Subsidiary, is a party described in the Registration Statement and the Prospectus are valid agreements, enforceable by the Company, or a Subsidiary, as the case may be, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements to the extent such breach or default would entitle the Company to terminate any of the agreements, and (iii) the Company and the Subsidiaries have valid and enforceable leases for all properties described in the Registration Statement and the Prospectus as leased by them, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and the Prospectus, the Company and the Subsidiaries own or lease all such properties as are necessary to their operations as currently conducted.

(k) The Company and the Subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, except where the failure to file or failure to pay would not have a Material Adverse Effect, and there is no tax deficiency that has been or, to the best of the Company's knowledge, is reasonably likely to be asserted against the Company or any Subsidiary that would have or would be reasonably likely to have a Material Adverse Effect, and all known tax liabilities are adequately provided for on the Company's books in accordance with generally accepted accounting principles.

(l) Each of the Company and the Subsidiaries maintains insurance of the types, coverage and in the amounts generally maintained by similar companies in similar businesses, including insurance covering real and personal property owned or leased by the Company or a Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect except where the failure to maintain such insurance would not have a Material Adverse Effect.

(m) To the Company's knowledge, no labor disturbance by the employees of the Company or any Subsidiary exists or is imminent. No collective bargaining agreement exists with any of the employees of the Company or any Subsidiary and, to the Company's knowledge, no such agreement is imminent.

(n) Except as disclosed in the Prospectus, the Company and each Subsidiary owns or possesses





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adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its business as described in the Registration Statement and the Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a Material Adverse Effect; and, except as described in the Prospectus, neither the Company nor any Subsidiary has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(o) Upon the effectiveness of the Company's registration statement on Form 8-A (File No. 000-24569) under the Exchange Act, the Common Stock (i) will be registered pursuant to Section 12(g) of the Exchange Act, and (ii) upon completion of the public offering of the Firm Shares and the Option Shares, as the case may be, will be listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or which would prevent the Common Stock from becoming listed, or cause a delisting of the Common Stock from the Nasdaq National Market, and has Company has not received any notification that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or authorization to list.

(p) The Company has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder.

(q) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act and the Rules and Regulations.

(r) To the Company's knowledge, neither the Company nor any Subsidiary has (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(s) The Company has not taken and will not take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(t) The Company, each director and executive officer of the Company and stockholders listed on Exhibit 2(t) hereto have agreed in writing that such person will not, for a period ending 180 days from the date of the Prospectus (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Common Stock, any options or warrants to purchase any Common Stock or any securities convertible into or exchangeable for Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of BancAmerica Robertson Stephens. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters ("Underwriters' Counsel") true, accurate and complete copies of all of the agreements pursuant to which its directors, officers and stockholders have agreed to such or similar restrictions (the "Lock-up Agreements") currently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its directors, officers or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of BancAmerica Robertson Stephens.

(u) Except as set forth in the Registration Statement and Prospectus, (i) the Company and each Subsidiary is in compliance, except as would not result in a Material Adverse Effect, with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (ii) neither the Company nor any Subsidiary has received notice from any governmental authority or other third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus and is not disclosed therein, (iii) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order to clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to any Environmental Laws, and (iv) to the Company's knowledge, no property which is leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(v) The Company and the Subsidiaries, except to the extent that AGT Mortgage Services, LLC has ceased doing business, maintain, in all material respects, systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the director or executive officer of the Company or any Subsidiary or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[ ] per share, that number of Firm Shares which is set forth opposite such Underwriter's name in Schedule A hereto (subject to adjustment as provided in Section 10).

Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds to the account specified by the Company, at the offices of Arent, Fox, Kintner, Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, DC 20036-5339 (or at such other place as may be agreed upon among the Representatives and the Company), at 7:00 A.M., Pacific time, (a) on the third full business day following the first day that Shares are traded, (b) if this Agreement is executed and delivered after 1:30 P.M., Pacific time, the fourth full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two full business days following delivery of copies of the Prospectus to the Representatives. The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location, including in New York City, as you may reasonably request for checking at least one full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose funds shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

After the Registration Statement becomes effective, the several Underwriters intend to make a public offering (as such term is described in Section 11 hereof) of the Firm Shares at a public offering price of $[ ] per share. After such public offering, the several Underwriters may, in their discretion, vary the public offering price.

On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of this Agreement, the policies of the NASD, and pursuant to directions from the Company, the Underwriters will offer to sell to each of the persons listed on Exhibit 3 (who may purchase alone or with family members to the extent permitted by the Free-Riding and Withholding Interpretation (the "Interpretation") under the Rules of Fair Practice of the NASD) the number of Shares set forth opposite their respective names on Exhibit 3, all at the above-mentioned public offering price. Notwithstanding anything herein to the contrary, up to a maximum of 205,000 Shares will be sold under this paragraph. The Company and the Underwriters agree that the securities purchased and sold under this paragraph shall constitute "issuer directed securities" sold to the Company's employees or directors or other persons under the Interpretation.

The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), on the inside front cover concerning stabilization and over-allotment by the Underwriters, and under the section captioned "Underwriting" in any Preliminary Prospectus, in the Prospectus and in the Registration Statement constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company hereby confirms its engagement of BancAmerica Robertson Stephens as, and BancAmerica Robertson Stephens hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Shares. BancAmerica Robertson Stephens solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU." The price at which the shares will be sold to the public shall not be higher than the maximum price recommended by BancAmerica Robertson Stephens acting as QIU.

4. Further Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement becomes effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or
(4) of Rule 424(b), as applicable, of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of Underwriters' Counsel, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary, or deemed to be necessary by Shaw Pittman Potts & Trowbridge, counsel to the Company or by Underwriter's Counsel to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and the Company will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

(b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and the Company will promptly use every reasonable effort to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible time if such stop order should be issued.

(c) The Company will use every reasonable effort, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first full business day following the first day that Shares are traded, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

(e) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve-month period beginning after the effective date of the Registration Statement.

(f) During a period of five years after the date hereof, as long as the Company is subject to the information requirements of the Exchange Act, the Company will file with the Commission and make available to stockholders within the time periods required under the Exchange Act and the rules and regulations promulgated thereunder, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports, including unaudited interim financial statements, for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing to the Company's stockholders (which shall be within 120 days after the end of the respective fiscal year), such annual reports, including a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (ii) within 55 days after the end of each of the first three quarters of each fiscal year, such quarterly reports, including statements of operations of the Company, (iii) concurrently with furnishing to its stockholders, copies of all other reports (financial or other) mailed to stockholders, (iv) within 10 business days of such furnishing or filing, copies of all other reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared by the Company or any of its Subsidiaries, and (vi) within 10 business days of the particular request, any additional information of a public nature concerning the Company or its Subsidiaries or its business which you may reasonably request. During such above-mentioned five-year period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary (as defined in Rule 1-02 of Regulation S-X of the Commission) which is not so consolidated.

(g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

(h) From the Closing Date, and until three years from the date that the Registration Statement became effective, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(i) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 11(a) hereof, or if the Underwriters shall terminate this Agreement pursuant to Section 11(b)(i), the Company will reimburse the several Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of Underwriters' Counsel) incurred by the Underwriters in investigating or preparing to market or marketing the Shares.

(j) If at any time during the ninety-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is reasonably likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to the Company and you, responding to or commenting on such rumor, publication or event.

(k) During the Lock-up Period, the Company will not, without the prior written consent of BancAmerica Robertson Stephens, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Firm Shares and the Option Shares hereunder, the Company's issuance of options or Common Stock under the Company's currently authorized 1998 Stock Incentive Plan, 1997 Stock Option Plan, 1994 Stock Option Plan and Employee Stock Ownership Plan (collectively, the "Equity Plans"), the Company's issuance of Common Stock pursuant to exercise of the 1997 Warrants, 1994 Warrants and Contingent Warrants (each as defined in the Registration Statement and Prospectus), and the Company's issuance of the TCT II Junior Subordinated Debentures.

5.    Expenses.

       (a) The Company agrees with each Underwriter that:

         (i) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, and the cost of all certificates representing the Shares and transfer agent's and registrar's fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and reasonable fees and disbursements of Underwriters' Counsel in connection with such NASD filings and state securities law qualifications); and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

         (ii) In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

    (b) In addition to their other obligations under Section 8(c) hereof, the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(c) hereof, they will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

    (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a), 8(b) and 8(c) hereof or the obligation to contribute to expenses which is created by the provisions of
Section 8(d) hereof.

6. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

    (a) The Registration Statement shall have become effective not later than 2:00 P.M., Pacific time, on the date following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

    (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 6.

    (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change, or development involving a prospective change, which in your sole judgment could be reasonably expected to have a Material Adverse Effect, not set forth in the Registration Statement or Prospectus and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus; and

    (d) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, the following opinion of counsel for the Company dated the Closing Date or such later date on which Option Shares are to be purchased addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:


          (i) The Company and each Subsidiary (other than the Excepted Entities) are each validly existing as a corporation, limited liability company or business trust, as applicable, in good standing under the laws of the jurisdiction of their respective incorporation or formation;

          (ii) The Company and each Subsidiary (other than the Excepted Entities) each have the corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectus;

          (iii) The Company and each Subsidiary (other than the Excepted Entities) are each duly qualified to do business as a foreign corporation and are good standing in each jurisdiction, if any, in which the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. To the knowledge of Shaw Pittman Potts & Trowbridge, neither the Company nor any Subsidiary owns or controls, directly or indirectly, any corporation, association or other entity except the Subsidiaries;

          (iv) The Company's authorized, issued and outstanding capital stock is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the Company's issued and outstanding capital stock has been duly and validly issued and is fully paid and nonassessable; and, to the knowledge of Shaw Pittman Potts & Trowbridge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

          (v) All issued and outstanding capital stock of each Subsidiary (other than the Excepted Entities) has been duly authorized and validly issued and is fully paid and nonassessable, and, to such counsel's knowledge, has not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, based on such counsel's review of the records of the Subsidiaries and of the Company, is owned by the Company free and clear of any Liens;

          (vi) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

          (vii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by the Company hereunder;

          (viii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

          (ix) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

          (x) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

          (xi) The information in the Prospectus under the captions "Business -- Government Regulation" and "Description of Securities," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is accurate in all material respects; and the form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with Delaware law in all material respects;

          (xii) The description in the Registration Statement and the Prospectus of the Company's amended and restated certificate of incorporation, including certificates of designations, and bylaws is accurate in all material respects and fairly presents the information required to be presented by the Act and the applicable Rules and Regulations and the description in the Registration Statement and the Prospectus of statutes fairly presents in all material respects the information required to be presented by the Act and the applicable Rules and Regulations;

          (xiii) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company or any Subsidiary is a party required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement pursuant to the Act or the Rules and Regulations which are not described or referred to therein or filed as required;

          (xiv) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's amended and restated certificate of incorporation, including certificates of designations, or bylaws or (b) to such counsel's knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which its respective properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any Subsidiary, or over any of its properties or operations where such breach or violation would have or be reasonably likely to have a Material Adverse Effect;

          (xv) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or its Subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or the Exchange Act or such as may be required under state or other securities laws in connection with the purchase and the distribution of the Shares by the Underwriters (as to which such counsel need not express an opinion);

          (xvi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any Subsidiary of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;

          (xvii) To such counsel's knowledge, neither the Company nor any Subsidiary (other than the Excepted Entities) is currently (a) in violation of its respective certificate of incorporation or other charter documents, including certificates of designations, or bylaws, or (b) in breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary, or over any of its respective properties or operations, except where such breach or violation would not have or not be reasonably likely to have a Material Adverse Effect; and

          (xviii) To such counsel's knowledge, except as set forth in the Registration Statement and the

Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and the Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights.


          In addition, such counsel shall state that such counsel has participated in preparation of the Registration Statement and Prospectus and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any post-effective amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company, and of government officials. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

          (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Arent, Fox, Kintner, Plotkin & Kahn, PLLC, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

(f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Arthur Andersen LLP addressed to the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or development involving a prospective change, which in your sole judgment could be reasonably expected to have a Material Adverse Effect, not set forth in the Registration Statement or Prospectus, and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Arthur Andersen LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) confirm, to the extent true, that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the financial condition of the Company as of December 31, 1997 and related statements of operations, stockholders' equity, and cash flows for the twelve months ended December 31, 1997, (iii) state that Arthur Andersen LLP has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information on the financial statements of the Company for the quarter ended March 31, 1998 (the "Quarterly Financial Statements"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, and (v) address other matters agreed upon by Arthur Andersen LLP and you. In addition, you shall have received from Arthur Andersen LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's respective systems of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 1997 and for the year then ended, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

(g) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:


                    (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                    (ii) To the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                    (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any post-effective amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations and in all material respects conformed to the requirements of the Act and the Rules and Regulations, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any post-effective amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                    (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

                    (h) The Company shall have obtained and delivered to you the Lock-up Agreements.

          (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

7.    Option Shares.

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to an aggregate of 615,000 Option Shares at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by the Representatives on behalf of the several Underwriters on one or more occasions in whole or in part during the period of thirty days after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares.

          Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds to the account specified by the Company. Such delivery and payment shall take place at the offices of Arent, Fox, Kintner, Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, DC 20036-5339 or at such other place as may be agreed upon among the Representatives and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two full business days prior to the Closing Date, or

(ii) on a date which shall not be later than the third full business day following the date the Company receives written notice of the exercise of such option, if such notice is received by the Company less than two full business days prior to the Closing Date.

          The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location, including in New York City, as you may reasonably request for checking at least one full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two full business days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

          It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose funds shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

          (b) Upon exercise of any option provided for in Section 7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, to the conditions set forth in Section 6 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company or the satisfaction of any of the conditions herein contained.

8.    Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Section
(b)(15) of Rule 2720 of the Conduct Rules of the NASD) under the Act, the Exchange Act or otherwise, specifically including losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this
Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

          The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

          The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso in the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a), 8(b) and 8(c) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or has been threatened to be named a party and indemnification has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

          (d) To provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price hereunder, and the Company is responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

          (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its Subsidiaries and their respective businesses to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

          9. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

          10. Substitution of Underwriters. If any Underwriter or Underwriters shall fail at the Closing Date to purchase the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to purchase the Firm Shares of such defaulting Underwriter or Underwriters.

          If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four hours to allow the several Underwriters the privilege of substituting within twenty-four hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) reasonably satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, then (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement, supplements to the Prospectus or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not purchase all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

          If this Agreement is terminated pursuant to the preceding paragraph of this Section 10, the Company shall not be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

          The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

11.   Effective Date of this Agreement and Termination.

          (a) This Agreement shall become effective at the earlier of (i) 6:30 A.M., Pacific time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or facsimile, whichever shall first occur. By giving notice as set forth in Section 12 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 4(i), 5 and 8 hereof.

          (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including any change, or development involving a prospective change, which in your sole judgment could be reasonably expected to have a Material Adverse Effect, not set forth in the Registration Statement or Prospectus, and that makes it, in your sole judgment, impractical or inadvisable to proceed with the public offering of the Shares, as contemplated by the Prospectus, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(i), 5 and 8 hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof.

          If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone or facsimile, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone or facsimile, in each case, confirmed by letter.

          12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or faxed (and confirmed by letter) to you c/o BancAmerica Robertson Stephens, 555 California Street, Suite 2600, San Francisco, California 94104, facsimile number (415) 781-0278,
Attention: General Counsel, with a copy to Arent, Fox, Kintner, Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, DC 20036-5339, facsimile number
(202) 857-6395, Attention: Carter Strong, Esq.; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or faxed (and confirmed by letter) to TELEBANC

FINANCIAL CORPORATION, at 1111 North Highland Street, Arlington, Virginia 22201, facsimile number (703) 524-0556, Attention: Aileen Lopez Pugh, with a copy to Shaw Pittman Potts & Trowbridge, 1501 Farm Credit Drive, McLean, Virginia 22102, facsimile number (703) 821-2397, Attention: Ellen Canan Grady, Esq.

          13. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in
Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

          In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by BancAmerica Robertson Stephens on behalf of you.

          14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

          15. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

          If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters.


                                        Very truly yours,

                                        TELEBANC FINANCIAL CORPORATION,
                                                a Delaware corporation

                                        By:
                                           -------------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------

Accepted as of the date first above written:


On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.


BANCAMERICA ROBERTSON STEPHENS
CIBC OPPENHEIMER CORP.
LEGG MASON WOOD WALKER, INCORPORATED


By  BANCAMERICA ROBERTSON STEPHENS

By
   -----------------------------------
         Authorized Signatory

                                   SCHEDULE A



                                                  NUMBER OF
                                                 FIRM SHARES
                                                    TO BE
       UNDERWRITERS                               PURCHASED
----------------------------                    -------------

BANCAMERICA ROBERTSON STEPHENS
CIBC OPPENHEIMER CORP.
LEGG MASON WOOD WALKER, INCORPORATED

                                                  ---------
Total . . . . . . . . . . . . .                   4,100,000
                                                  =========

                                                                   DRAFT 7/20/98
                                  EXHIBIT 2(T)
                       PERSONS SUBJECT TO LOCK-UP PERIODS

1. Each of TeleBanc Financial Corporation's directors and executive officers, including

                 a.       David A. Smilow
                 b.       Mitchell H. Caplan
                 c.       David R. DeCamp
                 d.       Arlen W. Gelbard
                 e.       Dean C. Kehler
                 f.       Steven F. Piaker
                 g.       Mark Rollinson
                 h.       Aileen Lopez Pugh
                 i.       Laurence Greenberg
                 j.       Michael Opsahl
                 k.       Sang-Hee Yi
                 l.       Marcia Myerberg
                 m.       Stephen G. Dervenis

         2.      Lily Smilow

         3.      Michael Smilow

         4.      [Smilow Children]

         5.      Michael Linton

         6.      Cindy Mitchell

         7.      Caplan Associates

         8.      Caplan Trusts

         9.      CIBC WG Argosy Merchant Fund, LLC

         10.     Conning & Company

         11.     Conning Insurance Capital Limited Partnership III

         12.     Conning Insurance Capital International Partners III, L.P.

         13.     General American Life Insurance Company

         14.     General American Mutual Holding Company

         15.     PC Investment Company

         16.     The Northwestern Mutual Life Insurance Company

         17.     TeleBanc Financial Corporation Employee Stock Ownership Plan




                ------------------------------------------------